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                                                                    EXHIBIT 23.3

                 CONSENT OF PRUDENTIAL SECURITIES INCORPORATED

    We hereby consent to the references to our firm in the letter to Oxford Resources Corp.'s shareholders and under the captions "SUMMARY" -- Opinion of Financial Advisor", "THE MERGER -- Background of the Merger", "THE MERGER -- Recommendation of the Board of Directors; Reasons for the Merger", and "THE MERGER -- Opinion of Financial Advisor" in the Registration Statement on Form S-4 of Barnett Banks, Inc. relating to, among other things, the proposed merger of a wholly owned subsidiary of Barnett Banks, Inc. with and into Oxford Resources Corp. and to the inclusion of our opinion letter as Annex D to the Proxy Statement/Prospectus contained in such registration statement. In giving this consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          PRUDENTIAL SECURITIES INCORPORATED
                                          By:         /s/ DENIS F. KELLY

                                             -----------------------------------

                                              Denis F. Kelly, Managing Director

Dated: February 7, 1997